UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 2, 2022

SHF Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40524	90-2409612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5269 W. 62nd Avenue, Arvada, Colorado	80003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 431-3435

N/A

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.0001 par value per share	SHFS	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On September 28, 2022, Northern Lights Acquisition Corp. (now known as SHF Holdings, Inc., the “Company” or “SHF”) entered into a promissory note (the “Note”) with EF Hutton, a division of Benchmark Investments, LLC (“EF Hutton”). Pursuant to the Note, the Company is indebted to EF Hutton in the amount of $2,166,250.

The Note provides that SHF was obligated to pay EF Hutton the principal sum of $2,166,250 on the following schedule: (i) $715,750 on October 14, 2022 and (ii) $362,625 on each of October 31, 2022, November 30, 2022, December 31, 2022 and January 31, 2023. On November 2, 2022, EF Hutton issued a notice of default to the Company indicating that the remaining principal balance of the $1,450,500 is immediately due and payable with default interest of 24% per annum, and that EF Hutton intended to pursue legal action if full payment was not received by November 7, 2022. EF Hutton claimed that SHF defaulted on the Note by failing to pay the $362,625 installment payment due October 31, 2022. The Company is currently investigating available remedies and intends to defend itself against any claims.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHF HOLDINGS, INC.

Date:	November 8, 2022

By:	/s/ Donnie Emmi
Name:	Donnie Emmi
Title:	Chief Legal Officer